Exhibit 10.1
FIRST AMENDMENT TO SUB-SUBLEASE AGREEMENT
     This First Amendment to Sub-Sublease Agreement (“First Amendment”) is executed as of the 1st___day of January 2006 by and between M.D.C. Holdings, Inc. a Delaware corporation (“Sub-Sublandlord”) and CVentures, Inc., a Colorado corporation (“Sub-Subtenant”).
RECITALS
     A. By Sublease dated February 15, 2005 (the “Master Sublease”) by and between Sub-Sublandlord and Invesco Funds Group, Inc., a Delaware corporation (“Sublandlord”), Sublandlord leased to Sub-Sublandlord approximately 144,263 rentable square feet located on Floors 1-6 of the building (the “Building”) located at 4350 South Monaco Street, Denver, Colorado;
     B. By Master Lease Agreement dated June 30, 2000 (the “Master Lease”), Sublandlord leased the Building from USAA Real Estate Company, as predecessor-in-interest to Challenger Financial Services Group, Inc. (“Master Landlord”);
     C. By Sub-Sublease Agreement, Sub-Sublandlord subleased to Sub-Subtenant a portion of the Building on the fifth floor of the Building consisting of approximately 7,537 rentable square feet (the “Premises”);
     D. It has recently been determined that the size of the Premises was subject to a clerical error through no fault of either Sub-Sublandlord or Sub-Subtenant and that the size of the Premises as agreed upon constituted a mutual mistake of fact; and
     E. Sub-Subtenant has been paying Rent to Sub-Sublandlord based upon the erroneous size of the Premises, and the parties now desire to correct the Sub-Sublease Agreement as a result of the mutual mistake of fact.
     NOW, THEREFORE, in consideration of the promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
     1. The foregoing Recitals are contractual in nature and not mere recitals.
     2. Initially capitalized terms used herein and defined in the Sub-Sublease and the Sublease shall have definitions contained therein, unless otherwise defined herein.
     3. Paragraph 1 of the Sub-Sublease shall delete reference to “7,537 square feet of rentable area” and the figure of “5,437 rentable square feet of rentable area” shall be substituted in its stead.
     4. The first sentence of paragraph 3 of the Sub-Sublease shall be amended as follows:

Sub-Subtenant shall timely pay base rent (the “Base Rent”) to Sub-Sublandlord, in advance of the first day of each calendar month as follows:
June 1, 2005—April 30, 2008 at $17.00/rentable sq. ft. = $7,702.42/mo.;
May 1, 2008—April 30, 2011 at $17.50/rentable sq. ft. = $7,928.96/mo.;
May 1, 2011—April 30, 2014 at $18.00/rentable sq. ft. = $8,155.50/mo.; and
May 1, 2014—October 31, 2016 at $18.50/rentable sq. ft. = $8,382.04/mo.
     5. The second sentence of paragraph 4 of the Sub-Sublease shall be deleted in its entirety, and the following shall be substituted in its place:
     The proportioned share to be paid by Sub-Subtenant shall be a fraction, the numerator of which is the rentable area of the Premises (5,437 sq. feet), and denominator of which is the rentable area of floors 1-5 of the Building (119,136 sq. feet) and is equal to 4.56%.
     6. As a result of the mutual mistake of fact described above, Sub-Subtenant has paid to Sub-Sublandlord excessive Rent in the total sum of $20,825.00 from May 2005 through December 2005. Sub-Sublandlord shall reimburse Sub-Subtenant the sum of $20,825.00 upon the mutual execution of this First Amendment.
     7. This First Amendment may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
     8. The parties acknowledge that in all other respects, the provision of the Sub-Sublease are hereby republished and ratified in their entirety and shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this First Amendment to Sub-Sublease Agreement on the date set forth below, effective as of the date set forth above.

SUB-SUBLANDLORD		SUB-SUBTENANT

M.D.C. HOLDINGS, INC., a Delaware		CVENTURES, INC., a Colorado corporation
corporation

By:	/s/ Michael Touff	By:	/s/ Charles G. Hauber

Name:	Michael Touff	Name:	Charles G. Hauber

Title:	Senior Vice President	Title:	Vice President

Date:	March 28, 2006	Date:	February 10, 2006